Exhibit 32.1

CERTIFICATION PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A of USA Technologies, Inc., (the "Company") for the period ended December 31, 2009 (the "Report"), I, George R. Jensen, Jr., Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer